Exhibit 4.1

Number 00001	4,000 Shares
Fixed Rate Cumulative Perpetual Preferred Stock, Series A

SANTA LUCIA BANCORP

A California Corporation

AUTHORIZED CAPITAL STOCK: 40,000,000 Shares

Preferred Stock: 20,000,000 Shares	Common Stock: 20,000,000 Shares

THIS CERTIFIES THAT The United States Department of the Treasury is the record holder of 4,000 fully paid and nonassessable shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A of SANTA LUCIA BANCORP,

a California corporation, transferable only on the share, register of said corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.

This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation and the Bylaws of said corporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents.

A statement of all rights, preferences, privileges and restrictions granted to or imposed upon the respective classes and/or series of shares of stock of the corporation and upon the holders thereof may be obtained by any shareholder upon request and without charge, at the principal office of the corporation, and the corporation will furnish any shareholder, upon request and without charge, a copy of such statement.

WITNESS the Seal of the corporation and the signatures of its duly authorized Officers this 19th day of December, 2008.

/s/ John C. Hansen	/s/ Larry H. Putnam
John C. Hansen, SECRETARY	Larry H. Putnam, CHIEF EXECUTIVE OFFICER

FOR VALUE RECEIVED,                             HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO                                         ,                     SHARES REPRESENTED BY THE WITHIN CERTICATE AND DOES HEREBY IRREVOCABLY CONSTITUTE AND APPOINT                      AS THE ATTORNEY TO TRANSFER THE SAID SHARES ON THE SHARE REGISTER OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.

DATED:                                   , 200        .

IN PRESENCE OF:

Witness:

By:

Shareholder:

By:

By:

NOTICE: THE SIGNATURE ON THIS ASSIGMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELAYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE I44A THEREUNDER.  ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.